Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Shattuck Labs, Inc.:

We consent to the use of our report incorporated by reference in this registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and included in the registration statement on Form S-1 (No. 333-248918), and to the reference to our firm under the heading “Experts” in the prospectus included in such registration statement.

/s/ KPMG LLP

Austin, Texas

October 8, 2020